EXHIBIT 99.1

Oct. 25, 2017

DTE Energy reports third quarter 2017 results, raises guidance

•	Ranked second in overall customer satisfaction with electric and gas residential customers in the Midwest by J.D. Power

•	Received FERC Certificate of Approval and Notice to Proceed for NEXUS Gas Transmission project

DETROIT - DTE Energy (NYSE:DTE) today reported third quarter 2017 earnings of $270 million, or $1.51 per diluted share, compared with $338 million or $1.88 per diluted share in 2016.

Operating earnings for the third quarter 2017 were $264 million, or $1.48 per diluted share, compared with 2016 operating earnings of $353 million, or $1.96 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“Our financial performance this year is strong, putting us in a position to raise our 2017 earnings guidance. We’re heading into the final quarter of the year positioned for another successful year,” said Gerry Anderson, DTE Energy Chairman and CEO.”

Anderson highlighted recent company accomplishments:

•
DTE Energy sent 600 employees and contractors to Florida to help restore power following Hurricane Irma. Mutual assistance is a hallmark of the electric power industry, and hundreds of employees volunteered for this assignment.

•
DTE Energy ranked second in overall customer satisfaction with electric and gas residential customers in the Midwest in J.D. Power’s 2017 study. DTE has improved its customer satisfaction score every year since 2012.

•
DTE Energy filed a Certificate of Necessity with the Michigan Public Service Commission (MPSC) to build a natural gas-fired power plant. The nearly $1 billion project is scheduled to break ground in 2019, creating hundreds of Michigan jobs during construction. It is one of the many steps DTE is taking to provide clean, affordable and reliable power, and achieve its goal of reducing carbon emissions by 30 percent by the early 2020s, and more than 80 percent by 2050.

•
The NEXUS Gas Transmission project received its Certificate of Approval and Notice to Proceed from the Federal Energy Regulatory Commission. A pipeline that will bring new natural gas supplies to Ohio and Michigan to enable the transition to new power sources, NEXUS recently received a Notice to Proceed with Construction, and is expected to be in operation late in the third quarter of 2018.

•
DTE Energy is driving economic development in downtown Detroit by powering Little Caesars Arena -  the new home of the Detroit Red Wings and Detroit Pistons - and The District Detroit. DTE built a new substation, along with an underground electrical system, to power the multi-use facility and its high-tech entertainment features. DTE is also the provider of natural gas for the arena.

Outlook for 2017
DTE Energy increased its 2017 operating earnings per share guidance to $5.38 - $5.69 from $5.26 - $5.57.

“Strong earnings from our non-utility businesses allowed us to re-evaluate our guidance and make an upward revision,” said Peter Oleksiak, DTE Energy senior vice president and chief financial officer. “Given the company’s strong year-to-date performance, we are confident in raising our operating earnings guidance midpoint by $0.12 from $5.42 to $5.54 per share.”

This earnings announcement and presentation slides are available at dteenergy.com/investors.

DTE Energy plans to conduct a conference call with the investment community hosted by Peter Oleksiak at 9 a.m. ET today to discuss third quarter 2017 earnings results. Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in numbers are U.S. and Canada toll free: (888) 505-4377 or International toll: (719) 325-2390. The passcode is 9327084. The webcast will be archived on the DTE Energy website at dteenergy.com/investors. An audio replay of the call will be available from noon today through noon Wednesday, Nov. 8, 2017. To access the replay, dial U.S. and Canada toll free (888) 203-1112 or International toll (719) 457-0820 and enter passcode 9327084.

About DTE Energy
DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric utility serving 2.2 million customers in Southeastern Michigan and a natural gas utility serving 1.3 million customers in Michigan. The DTE Energy portfolio includes non-utility energy businesses focused on power and industrial projects, natural gas pipelines, gathering and storage, and energy marketing and trading. Information about DTE Energy is available at dteenergy.com, twitter.com/dte_energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses 2017 operating earnings guidance. It is likely that certain items that impact the company's 2017 reported results will be excluded from operating results. Reconciliations to the comparable 2017 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.

Many factors impact forward-looking statements including, but not limited to, the following: impact of regulation by the EPA, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues related to DTE Energy; impact of volatility of prices in the oil and gas markets on DTE Energy's gas storage and pipelines operations; impact of volatility in prices in the international steel markets on DTE Energy's power and industrial projects operations; volatility in commodity markets, deviations in weather, and related risks impacting the results of DTE Energy's energy trading operations; changes in the financial condition of DTE Energy's significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, cyber crime and terrorism; employee relations and the impact of collective bargaining agreements; the risk of a major safety incident at an electric distribution or generation facility and, for DTE Energy, a gas storage, transmission, or distribution facility; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; contract disputes, binding arbitration, litigation, and related appeals; implementation of new information systems; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the Forward-Looking Statements section of the joint DTE Energy and DTE Electric 2016 Form 10-K and 2017 Forms 10-Q (which section is incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric.

For further information, members of the media may call:
Stephanie Beres, DTE Energy, 313.235.5555

For further information, analysts and investors may call:
Barbara Tuckfield, DTE Energy, 313.235.1018
John Dermody, DTE Energy, 313.235.8750

DTE Energy Company
Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(In millions, except per share amounts)
Operating Revenues
Utility operations	$1,573	$1,748	$4,714	$4,847
Non-utility operations	1,672	1,180	4,622	2,909
	3,245	2,928	9,336	7,756

Operating Expenses
Fuel, purchased power, and gas — utility	437	503	1,362	1,482
Fuel, purchased power, and gas — non-utility	1,469	1,034	3,897	2,527
Operation and maintenance	566	562	1,725	1,620
Depreciation and amortization	258	230	756	702
Taxes other than income	91	92	297	282
Asset (gains) losses and impairments, net	6	—	9	(1)
	2,827	2,421	8,046	6,612
Operating Income	418	507	1,290	1,144

Other (Income) and Deductions
Interest expense	146	114	404	341
Interest income	(4)	(3)	(9)	(17)
Other income	(74)	(51)	(204)	(160)
Other expenses	13	12	26	27
	81	72	217	191
Income Before Income Taxes	337	435	1,073	953

Income Tax Expense	74	110	241	243

Net Income	263	325	832	710

Less: Net Loss Attributable to Noncontrolling Interests	(7)	(13)	(15)	(27)

Net Income Attributable to DTE Energy Company	$270	$338	$847	$737

Basic Earnings per Common Share
Net Income Attributable to DTE Energy Company	$1.51	$1.88	$4.72	$4.10

Diluted Earnings per Common Share
Net Income Attributable to DTE Energy Company	$1.51	$1.88	$4.72	$4.10

Weighted Average Common Shares Outstanding
Basic	179	179	179	179
Diluted	179	180	179	180
Dividends Declared per Common Share	$0.825	$0.77	$2.475	$2.23

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended September 30,
	2017				2016
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings
	(In millions)
DTE Electric	$219	$3	A	$222	$285	$—		$285

DTE Gas	(15)	2	A	(13)	(4)	—		(4)

Non-utility operations
Gas Storage and Pipelines	36	—		36	28	—		28

Power and Industrial Projects	44	—		44	34	1	C	35

Energy Trading	1	(11)	B	(10)	(4)	14	B	10

Total Non-utility operations	81	(11)		70	58	15		73

Corporate and Other	(15)	—		(15)	(1)	—		(1)

Net Income Attributable to DTE Energy Company	$270	$(6)		$264	$338	$15		$353

Adjustments key
A) Implementation costs related to a new customer billing system, net of authorized regulatory deferral — recorded in Operating Expenses — Operation and maintenance (net of tax of $2M and $1M for DTE Electric and DTE Gas in 2017, respectively)

B) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, and gas — non-utility (net of tax of $7M in 2017 and $9M in 2016)

C) Closure of Shenango coke battery due to impacts from downturn in North American steel industry — recorded in Operating Expenses — Asset (gains) losses and impairments, net

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended September 30,
	2017				2016
	Reported Earnings	Adjustments(1)		Operating Earnings	Reported Earnings	Adjustments(1)		Operating Earnings

DTE Electric	$1.22	$0.02	A	$1.24	$1.58	$—		$1.58

DTE Gas	(0.08)	0.01	A	(0.07)	(0.03)	—		(0.03)

Non-utility operations
Gas Storage and Pipelines	0.20	—		0.20	0.16	—		0.16

Power and Industrial Projects	0.24	—		0.24	0.19	0.01	C	0.20

Energy Trading	0.01	(0.06)	B	(0.05)	(0.02)	0.07	B	0.05

Total Non-utility operations	0.45	(0.06)		0.39	0.33	0.08		0.41

Corporate and Other	(0.08)	—		(0.08)	—	—		—

Net Income Attributable to DTE Energy Company	$1.51	$(0.03)		$1.48	$1.88	$0.08		$1.96

(1) Per share amounts for the adjustments are based on the after-tax effect for each item, divided by the diluted weighted average common shares outstanding, as noted on the Consolidated Statements of Operations (Unaudited)

Adjustments key — see previous page

DTE Energy Company
Segment Net Income (Unaudited)

	Nine Months Ended September 30,
	2017				2016
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings
	(In millions)
DTE Electric	$463	$10	A	$476	$547	$—		$547
		3	B

DTE Gas	93	2	B	95	96	—		96

Non-utility operations
Gas Storage and Pipelines	121	—		121	93	—		93

Power and Industrial Projects	104	—		104	66	7	D	73

Energy Trading	97	(85)	C	12	(34)	60	C	26

Total Non-utility operations	322	(85)		237	125	67		192

Corporate and Other	(31)	—		(31)	(31)	—		(31)

Net Income Attributable to DTE Energy Company	$847	$(70)		$777	$737	$67		$804

Adjustments key
A) MPSC disallowance of power supply recovery costs related to a customer settlement — recorded in Operating Revenues — Utility operations and Other (Income) and Deductions — Interest expense (net of tax of $6M)

B) Implementation costs related to a new customer billing system, net of authorized regulatory deferral — recorded in Operating Expenses — Operation and maintenance (net of tax of $2M and $1M for DTE Electric and DTE Gas in 2017, respectively)

C) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, and gas — non-utility (net of tax of $54M in 2017 and $38M in 2016)

D) Closure of Shenango coke battery due to impacts from downturn in North American steel industry — recorded in Operating Expenses — Asset (gains) losses and impairments (net of tax of $4M)

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Nine Months Ended September 30,
	2017				2016
	Reported Earnings	Adjustments(1)		Operating Earnings	Reported Earnings	Adjustments(1)		Operating Earnings

DTE Electric	$2.58	$0.06	A	$2.66	$3.04	$—		$3.04
		0.02	B

DTE Gas	0.52	0.01	B	0.53	0.53	—		0.53

Non-utility operations
Gas Storage and Pipelines	0.68	—		0.68	0.52	—		0.52

Power and Industrial Projects	0.57	—		0.57	0.37	0.04	D	0.41

Energy Trading	0.54	(0.47)	C	0.07	(0.19)	0.33	C	0.14

Total Non-utility operations	1.79	(0.47)		1.32	0.70	0.37		1.07

Corporate and Other	(0.17)	—		(0.17)	(0.17)	—		(0.17)

Net Income Attributable to DTE Energy Company	$4.72	$(0.38)		$4.34	$4.10	$0.37		$4.47

(1) Per share amounts for the adjustments are based on the after-tax effect for each item, divided by the diluted weighted average common shares outstanding, as noted on the Consolidated Statements of Operations (Unaudited)

Adjustments key — see previous page